Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 15, 2015, relating to the consolidated financial statements of Zuoan Fashion Limited and subsidiaries, which report appears in the Annual Report on Form 20-F of Zuoan Fashion Limited for the year ended December 31, 2014, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ GHP Horwath, P.C.

Denver, Colorado

July 15, 2015